CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated February 22, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 25, 2023

Appendix A

Fund Name

Columbia Variable Portfolio—Small Company Growth Fund

Columbia Variable Portfolio—Small Cap Value Fund

Columbia Variable Portfolio—Contrarian Core Fund

Columbia Variable Portfolio—Long Government/Credit Bond Fund

Columbia Variable Portfolio—Strategic Income Fund

Variable Portfolio—U.S. Flexible Growth Fund

Variable Portfolio—U.S. Flexible Moderate Growth Fund

Variable Portfolio—U.S. Flexible Conservative Growth Fund

Variable Portfolio—Managed Volatility Conservative Growth Fund

Variable Portfolio—Managed Volatility Growth Fund

Variable Portfolio—Managed Volatility Conservative Fund

Variable Portfolio—Managed Risk Fund

Variable Portfolio—Managed Risk U.S. Fund